As filed with the Securities and Exchange Commission on October 1, 2013
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Starbucks Corporation
(Exact Name of Registrant as Specified in its Charter)

Washington (State or Other Jurisdiction of Incorporation or Organization)	91-1325671 (I.R.S. Employer Identification Number)
2401 Utah Avenue South Seattle, Washington 98134 (Address of Principal Executive Offices, including zip code)
STARBUCKS CORPORATION AMENDED AND RESTATED 2005 LONG-TERM EQUITY INCENTIVE PLAN
(Full Title of the Plan)
LUCY LEE HELM
(executive vice president, general counsel and secretary)
Starbucks Corporation
2401 Utah Avenue South
Seattle, Washington 98134
(206) 447-1575
(Name, address and telephone number, including area code, of agent for service)
Copies to:
RONALD O. MUELLER, ESQ.
Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue, NW
Washington, DC 20036
(202) 955-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer □
Non-accelerated filer □ (Do not check if a smaller reporting company)	Smaller reporting company □

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, par value $0.001 per share issuable under the Starbucks Corporation Amended and Restated 2005 Long-Term Equity Incentive Plan	45,016,735 shares	$76.54	$3,445,580,897	$443,791

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant's common stock in respect of the securities identified in the above table as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant's Common Stock on the Nasdaq Global Select Market on September 25, 2013, which was $76.54.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is filed by Starbucks Corporation, a Washington corporation (the “Corporation” or the “Registrant”), relating to 45,016,735 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable under the Starbucks Corporation Amended and Restated 2005 Long-Term Equity Incentive Plan (the “2005 Plan”), which Common Stock is in addition to the (a) 38,726,587 shares of Common Stock registered on the Corporation's Form S-8 filed on March 30, 2005 (Commission File No. 333-123688) (as adjusted for a two-for-one stock split in the form of a stock dividend on October 24, 2005), (b) 4,609,119 shares of Common Stock registered on the Corporation's Form S-8 filed on May 11, 2007 (Commission File No. 333-142878), (c) 10,036,428 shares of Common Stock registered on the Corporation's Form S-8 filed on June 16, 2010 (Commission File No. 333-167572), and (d) 15,069,770 shares of Common Stock registered on the Corporation's Form S-8 filed on June 17, 2011 (Commission File No. 333-174995) (the “Prior Registration Statement”).
This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.
The 45,016,735 shares of Common Stock being registered hereunder for the 2005 Plan are comprised of: (i) 45,000,000 shares not previously registered and approved by shareholders on March 20, 2013; and (ii) 16,735 shares subject to awards under the Starbucks Corporation 1991 Company-Wide Stock Option Plan (the "1991 Plan") that were cancelled or forfeited after June 17, 2011 (the "Carryover Shares"). None of the Carryover Shares may be issued under the 1991 Plan; such shares may be offered and sold only under the 2005 Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 5.        Interests of Named Experts and Counsel.
Certain legal matters with respect to the validity of the Common Stock registered hereby have been passed upon for the Corporation by Robert L. Villaseñor, director, corporate counsel, Corporate & Securities, of the Corporation. Mr. Villaseñor is employed by the Corporation, owns shares of, and options to purchase, Starbucks common stock, both directly and as a participant in various stock and employee benefit plans.

Item 8.        Exhibits.

Exhibit No.	Exhibit Description
4.1*	Restated Articles of Incorporation of Starbucks Corporation (incorporated by reference to Exhibit 3.1 of Starbucks Corporation's Form 10-Q filed with the Commission on May 12, 2006).

4.2*
Amended and Restated Bylaws of Starbucks Corporation (As amended and restated through November 13, 2012) (incorporated by reference to Exhibit 3.2 of Starbucks Corporation's Form 10-K filed with the Commission on November 16, 2012).

5.1	Opinion of counsel.

23.1	Consent of counsel (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (contained on signature page hereto).

99.1	Starbucks Corporation Amended and Restated 2005 Long-Term Equity Incentive Plan.
*Incorporated by reference

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 1st day of October, 2013.

STARBUCKS CORPORATION

By:	/s/ Howard Schultz
Howard Schultz chairman, president and chief executive officer

POWER OF ATTORNEY
We, the undersigned officers and directors of Starbucks Corporation, do hereby constitute and appoint Howard Schultz and Troy Alstead, and each of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for each of us and in each of our names, places and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary or desirable to be done in and about the premises, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
[Remainder of this Page Left Intentionally Blank]

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on this 1st day of October, 2013.

Signature	Title

/s/ Howard Schultz	chairman, president and chief executive officer (principal executive officer)
Howard Schultz

/s/ Troy Alstead	chief financial officer and group president, Global Business Services (principal financial officer and principal accounting officer)
Troy Alstead

/s/ William W. Bradley	director
William W. Bradley

/s/ Robert M. Gates	director
Robert M. Gates

/s/ Mellody Hobson	director
Mellody Hobson

/s/ Kevin R. Johnson	director
Kevin R. Johnson

/s/ Olden Lee	director
Olden Lee

/s/ Joshua Cooper Ramo	director
Joshua Cooper Ramo

/s/ James Shennan, Jr.	director
James Shennan, Jr.

/s/ Clara Shih	director
Clara Shih

/s/ Javier Teruel	director
Javier Teruel

/s/ Myron Ullman, III	director
Myron Ullman, III

/s/ Craig Weatherup	director
Craig Weatherup

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1*	Restated Articles of Incorporation of Starbucks Corporation (incorporated by reference to Exhibit 3.1 of Starbucks Corporation's Form 10-Q filed with the Commission on May 12, 2006).

4.2*
Amended and Restated Bylaws of Starbucks Corporation (As amended and restated through November 13, 2012) (incorporated by reference to Exhibit 3.2 of Starbucks Corporation's Form 10-K filed with the Commission on November 16, 2012).

5.1	Opinion of counsel.

23.1	Consent of counsel (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (contained on signature page hereto).

99.1	Starbucks Corporation Amended and Restated 2005 Long-Term Equity Incentive Plan.
*Incorporated by reference